UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report - January 25, 2000

                         STERLING FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



Pennsylvania                           0-16276                  23-2449551
---------------------------       ----------------        ----------------------
(State or other jurisdiction      (Commission File            (IRS Employer
of incorporation)                      Number)            Identification Number)


101 North Pointe Boulevard
Lancaster, Pennsylvania                                17601-4133
----------------------------------------               ----------
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number including area code:              (717) 581-6030
                                                                --------------


                                       N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


                    Page 1 of 97 Sequentially Numbered Pages
                        Index to Exhibits Found on Page 5

Item 1.           Changes in Control of Registrant.

                  Not Applicable.

Item 2.           Acquisition or Disposition of Assets.

                  Not Applicable.

Item 3.           Bankruptcy or Receivership.

                  Not Applicable.

Item 4.           Changes in Registrant's Certifying Accountant.

                  Not Applicable.

Item 5.           Other Events.

                  On January 25, 2000, Sterling Financial Corporation entered into an Agreement and Plan of Merger with Hanover Bancorp, Inc. Under the Agreement, Hanover will merge with and into Sterling with Sterling surviving the merger. After the merger, Bank of Hanover and Trust Company, Hanover's wholly-owned subsidiary, will operate as a wholly-owned subsidiary of Sterling. Hanover's shareholders will have the right to receive Sterling common stock for their shares of Hanover common stock.

                  On the effective date, Hanover shareholders will exchange each share of Hanover common stock that they hold for .93 shares of Sterling common stock. Each option to acquire Hanover common stock outstanding on the effective date of the acquisition will be converted into options to acquire Sterling common stock using the same exchange ratio.

                  Consummation of the merger is subject to various conditions, including, among others, approval of the merger by the shareholders of Sterling and Hanover, and approval by applicable regulatory authorities, including the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking . Sterling and Hanover each have the right to terminate the Agreement under certain circumstances based on the market price of Sterling Common Stock.

                  In connection with the execution of the agreement, Hanover granted Sterling an option to acquire 772,955 shares (subject to adjustment), or approximately 19.9%, of Hanover common stock at an exercise price of $14.00 per share. The option is exercisable upon the occurrence of certain events.

                  Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the effective date of the merger will occur midyear 2000. The transaction will be accounted for as a pooling-of-interests for financial reporting purposes.

                  The Agreement, the Investment Agreement, the Option, and a press release announcing the execution of the Agreement are attached as Exhibits to this Current Report and are incorporated herein by reference.

Item 6.           Resignations of Registrant's Directors.

                  Not Applicable.

Item 7.           Financial Statements and Exhibits.

                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c)      Exhibits:

                           99.1 Agreement and Plan of Merger dated January 25, 2000, between Sterling Financial Corporation and Hanover Bancorp, Inc.

                           99.2 Investment Agreement Dated January 25, 2000 between Sterling Financial Corporation and Hanover Bancorp, Inc.

                           99.3     Option Dated January 25, 2000

                           99.4     Press Release dated January 26, 2000

                           99.5     Transaction Information

Item 8.           Change in Fiscal Year.

                  Not Applicable.

Item 9.           Sales of Equity Securities Pursuant to Regulation S.

                  Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       STERLING FINANCIAL CORPORATION
                                       (Registrant)


Dated: February 8, 2000                /s/ John E. Stefan
                                       -------------------------------------
                                       John E. Stefan,
                                       President and Chief Executive Officer

                                  EXHIBIT INDEX

                                                                                              Page Number
                                                                                              in Manually
Exhibit                                                                                     Signed Original
-------                                                                                     ---------------
99.1       Agreement and Plan of Merger dated as of January 25, 2000, between                      6
              Sterling Financial Corporation and Hanover Bancorp, Inc.

99.2       Investment Agreement dated as of January 25, 2000, between Sterling                    70
              Financial Corporation and Hanover Bancorp, Inc.

99.3       Option to purchase up to 772,955 shares of Common Stock of Hanover                     75
              Bancorp, Inc. dated January 25, 2000.

99.4       Press Release of Sterling Financial Corporation dated January 26, 2000.                84

99.5       Transaction Information                                                                86